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Exhibit 10.22

PARENT GUARANTY

        This PARENT GUARANTY, dated as of October 30, 2002, is made by WYNN RESORTS, LIMITED, a Nevada corporation ("Wynn Resorts"), in favor of DEUTSCHE BANK TRUST COMPANY AMERICAS, as administrative agent (in such capacity, the "Administrative Agent") for (i) the banks and other financial institutions or entities (the "Lenders") from time to time parties to the Credit Agreement, dated as of October 30, 2002 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Wynn Las Vegas, LLC, a Nevada limited liability company (the "Borrower"), the Lenders, Deutsche Bank Securities Inc., as lead arranger and joint book running manager, Banc of America Securities LLC, as lead arranger, joint book running manager and syndication agent, Bear, Stearns & Co. Inc., as arranger and joint book running manager, Bear Stearns Corporate Lending Inc., as joint documentation agent, Dresdner Bank AG, New York and Grand Cayman Branches, as arranger and joint documentation agent, JPMorgan Chase Bank, as joint documentation agent, and the Administrative Agent, and (ii) the other Secured Parties (as hereinafter defined).

RECITALS:

        WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

        WHEREAS, Wynn Resorts indirectly owns 100% of the Capital Stock of the Borrower;

        WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more other Persons, each of which are directly or indirectly wholly-owned Subsidiaries of Wynn Resorts;

        WHEREAS, Wynn Resorts will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

        WHEREAS, it is a condition precedent to the obligations of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that Wynn Resorts shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Secured Parties;

        NOW, THEREFORE, in consideration of the premises and to induce the Arrangers, the Managers, the Agents, including, without limitation, the Administrative Agent, and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, Wynn Resorts hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

SECTION 1. DEFINED TERMS

        1.1 Definitions. Any capitalized terms used in this Agreement which are not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement. The following terms shall have the following meanings:

          "Agreement": this Parent Guaranty, as the same may be amended, supplemented, replaced or otherwise modified from time to time.

          "Borrower Obligations": the collective reference to the Obligations of the Borrower.

          "Disbursement Agreement": that certain Master Disbursement Agreement, dated as of October 30, 2002, among the Borrower, the Administrative Agent and the other parties signatory thereto, as the same may hereafter be amended or modified in accordance with its terms and the terms of the Credit Agreement.

          "Excluded Assets": any Capital Stock held by Wynn Resorts, other than the Capital Stock of Valvino Lamore, LLC, or any other Loan Party.

          "Other Guarantors": collectively, the Guarantors other than Wynn Resorts and any other Person who guaranties the Borrower Obligations for the benefit of the Administrative Agent.

          "Secured Parties": collectively, the Arrangers, the Agents, the Managers, the Lenders and, with respect to any Specified Hedge Agreement, any affiliate of any Lender party thereto or any Person that was a Lender or an affiliate thereof when such Specified Hedge Agreement was entered into that has agreed to be bound by the provisions of Section 7.2 of the Guarantee and Collateral Agreement as if it were a party thereto and by the provisions of Section 9 of the Credit Agreement as if it were a Lender party thereto.

          "Wynn Put Agreement": the Agreement, dated as of June 13, 2002, among Stephen A. Wynn and Wynn Resorts, relating to the Buy-Sell Agreement, dated as of June 13, 2002, among Stephen A. Wynn, Kazuo Okada, Aruze USA and Aruze Corp.

        1.2. Other Definitional Provisions. (a) The words "hereof", "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

        (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

        (c) The expressions "payment in full," "paid in full" and any other similar terms or phrases when used herein with respect to the Borrower Obligations shall mean the unconditional, final and irrevocable payment in full, in immediately available funds, of all of the Borrower Obligations.

SECTION 2. GUARANTEE

        2.1. Guarantee.

        (a) Wynn Resorts hereby unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

        (b) The guarantee contained in this Section 2 shall remain in full force and effect until payment in full of all Borrower Obligations, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations.

        (c) No payment made by the Borrower, Wynn Resorts, any Other Guarantor or any other Person or received or collected by any Secured Party from the Borrower, Wynn Resorts, any Other Guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of Wynn Resorts hereunder which shall, notwithstanding any such payment (other than any payment made by Wynn Resorts in respect of the Borrower Obligations or any payment received or collected from Wynn Resorts in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of Wynn Resorts hereunder until the Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated or have expired.

        2.2. Rights of Reimbursement, Contribution and Subrogation.

        (a) In case any payment is made on account of the Borrower Obligations by Wynn Resorts or is received or collected on account of the Obligations from Wynn Resorts or its property, Wynn Resorts may be entitled, subject to and upon payment in full of the Borrower Obligations, (A) to demand and enforce reimbursement for the full amount of such payment from the Borrower and (B) to demand and enforce contribution in respect of such payment from each Other Guarantor which has not paid its fair share of such payment, as necessary to ensure that (after giving effect to any enforcement of reimbursement rights provided hereby) Wynn Resorts and each Other Guarantor pays its fair share of the unreimbursed portion of such payment.

        (b) If and whenever (after payment in full of the Borrower Obligations) any right of reimbursement or contribution becomes enforceable by Wynn Resorts against any Other Guarantor as described in Section 2.2(a) or otherwise, Wynn Resorts may be entitled, subject to and upon payment in full of the Borrower Obligations, to be subrogated (equally and ratably with all Other Guarantors entitled to reimbursement or contribution from Wynn Resorts or any Other Guarantor as described in this Section 2.2) to any security interest that may then be held by the Administrative Agent upon any Collateral granted to it pursuant to the Security Documents. Such right of subrogation shall be enforceable solely against the Other Guarantors, and not against the Secured Parties, and neither the Administrative Agent nor any other Secured Party shall have any duty whatsoever to warrant, ensure or protect any such right of subrogation or to obtain, perfect, maintain, hold, enforce or retain any Collateral for any purpose related to any such right of subrogation. If subrogation is demanded by Wynn Resorts, then (after payment in full of the Borrower Obligations) the Administrative Agent shall deliver to Wynn Resorts, or to a representative of Wynn Resorts or of the guarantors of the Borrower Obligations generally, at the expense of Wynn Resorts, an instrument satisfactory to the Administrative Agent transferring, on a quitclaim basis without any recourse, representation, warranty or obligation whatsoever, whatever security interest the Administrative Agent then may hold in whatever Collateral may then exist that was not previously released or disposed of by the Administrative Agent.

        (c) All rights and claims arising under this Section 2.2 or based upon or relating to any other right of reimbursement, indemnification, contribution or subrogation that may at any time arise or exist in favor of Wynn Resorts as to any payment on account of the Borrower Obligations made by it or received or collected from its property shall be fully subordinated in all respects to the prior payment in full of all of the Borrower Obligations. Until payment in full of the Borrower Obligations, Wynn Resorts shall not demand or receive any collateral security, payment or distribution whatsoever (whether in cash, property or securities or otherwise) on account of any such right or claim. If any such payment or distribution is made or becomes available to Wynn Resorts in any bankruptcy case or receivership, insolvency or liquidation proceeding, such payment or distribution shall be delivered by the Person making such payment or distribution directly to the Administrative Agent, for application to the payment of the Borrower Obligations. If any such payment or distribution is received by Wynn Resorts, it shall be held by Wynn Resorts in trust, as trustee of an express trust for the benefit of the Secured Parties, and shall forthwith be transferred and delivered by Wynn Resorts to the Administrative Agent, in the exact form received and, if necessary, duly endorsed.

        (d) The obligations of Wynn Resorts under this Agreement, including its liability for the Borrower Obligations, are not contingent upon the validity, legality, enforceability, collectibility or sufficiency of any right of reimbursement, contribution or subrogation arising under this Section 2.2. The invalidity, insufficiency, unenforceability or uncollectibility of any such right shall not in any respect diminish, affect or impair any such obligation or any other claim, interest, right or remedy at any time held by any Secured Party against Wynn Resorts or its property. The Secured Parties make no representations or warranties in respect of any such right and shall have no duty to assure, protect, enforce or ensure any such right or otherwise relating to any such right.

        (e) Wynn Resorts reserves any and all other rights of reimbursement, contribution or subrogation at any time available to it as against any Other Guarantor, but (i) the exercise and enforcement of such rights shall be subject to Section 2.2(d) and (ii) neither the Administrative Agent nor any other Secured Party shall ever have any duty or liability whatsoever in respect of any such right, except as provided in Section 2.2(c).

        (f) Wynn Resorts waives any right or claims of right to cause a marshalling of the Borrower's, Wynn Resorts' or any Other Guarantor's assets or to proceed against Wynn Resorts, the Borrower or any Other Guarantor in any particular order, including, but not limited to, any right arising out of Nevada Revised Statutes 40.430.

        2.3 Amendments, etc. with respect to the Borrower Obligations. Wynn Resorts shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Other Guarantor and without notice to or further assent by any such guarantor, any demand for payment of any of the Borrower Obligations made by any Secured Party may be rescinded by such Secured Party and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, increased, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Secured Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the requisite Lenders under the Credit Agreement or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Secured Party for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. No Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

        2.4 Guarantee Absolute and Unconditional. Wynn Resorts waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by any Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and Wynn Resorts or any of the Other Guarantors, on the one hand, and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Wynn Resorts waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower, Wynn Resorts or any of the Other Guarantors. Wynn Resorts understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment and performance without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance hereunder) which may at any time be available to or be asserted by the Borrower or any other Person against any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or Wynn Resorts) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of Wynn Resorts under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against Wynn Resorts, any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any Other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any Other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any Other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve Wynn Resorts of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Party against Wynn Resorts. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

        2.5 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, Wynn Resorts or any Other Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower, Wynn Resorts or any Other Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

        2.6 Payments. Wynn Resorts hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars in immediately available funds at the office of the Administrative Agent located at the Payment Office specified in the Credit Agreement.

SECTION 3. SECURITY INTERESTS

        3.1. Restriction on Grant of Security Interest. Wynn Resorts hereby agrees that it shall not grant any security interests in any of its assets or properties (other than a security interest in favor of the Administrative Agent for the benefit of the Lenders and security interests granted in Excluded Assets or assets or properties that individually or in the aggregate have a fair market value of less than $10,000,000) in favor of any Person to secure (i) any Indebtedness of any of its Affiliates, (ii) any Guarantee Obligations by Wynn Resorts of Indebtedness of any of its Affiliates, or (iii) any Indebtedness incurred by Wynn Resorts (any such grant of security interest, a "Granted Security Interest"), unless:

        (a) Wynn Resorts concurrently executes and delivers to the Administrative Agent a security agreement in substantially the form of the security agreement related to the Granted Security Interest (a "Parent Security Agreement") and thereby grants a perfected, enforceable security interest in those assets or properties in favor of the Administrative Agent for the benefit of the Lenders to secure the obligations of Wynn Resorts pursuant to this Agreement; and

        (b) subject to the Intercreditor Agreements, the security interest described in clause (a) above ranks senior to or is pari passu with the Granted Security Interest.

        3.2. Further Assurances. Wynn Resorts shall execute and deliver such additional instruments, certificates or documents, and take all such actions as may be reasonably required from time to time in order to (a) carry out more effectively the purposes of this Agreement and the Parent Security Agreement (if any), (b) create, grant, perfect and maintain the validity, effectiveness, perfection and priority of the Parent Security Agreement (if any) and the Liens created, or intended to be created, thereby (if any), (c) ensure that this Agreement and the Liens created or purported to be created under the Parent Security Agreement (if any) have the ranking required under this Agreement; and (d) ensure that any of the rights granted or intended to be granted to the Administrative Agent under this Agreement or the Parent Security Agreement (if any) or under any other instrument executed in connection therewith or granted to Wynn Resorts thereunder or under any other instrument executed in connection therewith are protected and enforced. Upon the exercise by the Administrative Agent or any Secured Party of any power, right, privilege or remedy under this Agreement or the Parent Security Agreement which requires any consent, approval, recording, qualification or authorization of any governmental authority, Wynn Resorts shall execute and deliver all applications, certifications, instruments and other documents and papers that may be required from Wynn Resorts for such governmental consent, approval, recording, qualification or authorization.

SECTION 4. SEPARATENESS

        Wynn Resorts hereby agrees that, for so long as there continues to be any outstanding Borrower Obligations, it shall comply with each of the following:

        (a) Wynn Resorts shall not conduct business in the name of any of the Loan Parties or the Completion Guarantor (collectively, the "Wynn Group Members"), nor shall it refer to any of the Wynn Group Members as a division, department or other subdivision of Wynn Resorts that is not recognized as a separate and distinct legal entity under applicable law. Wynn Resorts shall have separate stationery, invoices and checks in its own name and shall observe all organizational formalities. Wynn Resorts shall not refer to employees of a Wynn Group Member as employees of Wynn Resorts or of any Affiliate of Wynn Resorts that is not a Wynn Group Member. Wynn Resorts shall maintain arms'-length relationships with the Wynn Group Members, except for management fees, distributions and other specific transactions, to the extent expressly permitted by the Loan Documents. Wynn Resorts shall maintain adequate capital in light of its contemplated business purpose, transactions and liabilities. Wynn Resorts shall not commingle its funds with those of the Wynn Group Entities, and in all transactions involving the Wynn Group Entities and Wynn Resorts, the separate funds of each of the Wynn Group Members and Wynn Resorts shall be clearly traceable. The assets of Wynn Resorts shall remain identifiably separate from those of the Wynn Group Members such that there will be no material difficulty in segregating the assets of the Wynn Group Members from those of Wynn Resorts.

        (b) Wynn Resorts shall not hold out the Wynn Group Members to be other than legal entities separate and distinct from Wynn Resorts, and Wynn Resorts shall not hold out that the assets of the Wynn Group Members are available to satisfy the liabilities of Wynn Resorts. In any communications with creditors of Wynn Resorts that refer in any way directly or indirectly to the assets, liabilities, operations or results from operations of the Wynn Group Members, Wynn Resorts shall ensure that such communications accurately describe the separate existence of the Wynn Group Members and the fact that the assets of the Wynn Group Members are not available to satisfy the liabilities of Wynn Resorts.

        (c) Wynn Resorts shall maintain books, records and accounts separate and apart from each of the Wynn Group Members. In any consolidated financial statements of Wynn Resorts that refer to assets, liabilities, operations or results from operations of the Wynn Group Members, Wynn Resorts shall, in footnotes or otherwise, describe the assets, liabilities, operations and results from operations of the Wynn Group Members separately from those of Wynn Resorts and further shall note that (i) each Wynn Group Member is organized as a legal entity separate and distinct from Wynn Resorts, (ii) there is no agreement or other arrangement or relationship under which or pursuant to which the assets of a Wynn Group Member have been pledged or otherwise made available to satisfy the obligations of Wynn Resorts or any of its Affiliates that are not Wynn Group Members, and (iii) each Wynn Group Member has issued or guaranteed indebtedness that is secured by Liens on substantially all of the assets of said Wynn Group Member (except as otherwise permitted by the terms of the Loan Documents).

        (d) In addition to the foregoing, Wynn Resorts shall not take any other action that would reasonably be expected to call into question the separate identity of each Wynn Group Member from Wynn Resorts, or to create or increase any risk that the assets of any Wynn Group Member will be consolidated with those of Wynn Resorts or any other Person (other than another Wynn Group Member) under applicable federal or state bankruptcy or insolvency law.

SECTION 5. WYNN PUT AGREEMENT

        Wynn Resorts hereby agrees that it shall not amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, or otherwise fail to enforce, or terminate or abandon, any of the provisions of the Wynn Put Agreement, if such amendment, modification, waiver or other change, failure to enforce, termination or abandonment (individually or collectively with all such amendments, modifications, waivers and other changes, failures to enforce, terminations or abandonments taken as a whole) would (a) have a material adverse affect on the ability of the Borrower or any other Loan Party to develop, construct or operate the Project, (b) cause the Completion Date to occur or result in that date occurring after the Scheduled Completion Deadline, (c) materially impair the rights or remedies of the Lenders, or (d) materially impair the development, use or operation of the Project. Notwithstanding the provisions of this Agreement, in no event shall Wynn Resorts be required, by reason of this Agreement or the Parent Security Agreement (if any), to become a Loan Party or otherwise to become subject to the restrictive covenants or other terms of the Credit Agreement.

SECTION 6. MISCELLANEOUS

        6.1. Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the Credit Agreement.

        6.2. Notices. All notices, requests and demands to or upon the Administrative Agent or Wynn Resorts hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon Wynn Resorts shall be addressed to Wynn Resorts at its notice address set forth below:

  Wynn Resorts, Limited
  3145 Las Vegas Boulevard South
  Las Vegas, Nevada 89109
  Attention: Ron Kramer
  Telephone: (702) 733-4444
  Facsimile: (702) 791-0167

        6.3. No Waiver by Course of Conduct; Cumulative Remedies. No Secured Party shall by any act (except by a written instrument pursuant to Section 6.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

        6.4. Enforcement Expenses; Indemnification. (a) Wynn Resorts agrees to pay or reimburse each Secured Party for all its costs and expenses incurred in collecting against Wynn Resorts under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement, including, without limitation, the fees and disbursements of counsel to each Secured Party and of counsel to the Administrative Agent.

        (b) Wynn Resorts agrees to pay, and to save the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 10.5 of the Credit Agreement.

        (c) The agreements in this Section 6.4 shall survive repayment of the Borrower Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

        (d) Wynn Resorts agrees that the provisions of Section 2.20 of the Credit Agreement are hereby incorporated herein by reference, mutatis mutandis, and each Secured Party shall be entitled to rely on each of them as if they were fully set forth herein.

        6.5. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of Wynn Resorts and shall inure to the benefit of the Secured Parties and their successors and assigns; provided, that Wynn Resorts may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

        6.6. Set-Off. Wynn Resorts hereby irrevocably authorizes each Secured Party at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to Wynn Resorts or any Other Guarantor, any such notice being expressly waived by Wynn Resorts, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party to or for the credit or the account of Wynn Resorts, or any part thereof in such amounts as such Secured Party may elect, against and on account of the obligations and liabilities of Wynn Resorts to such Secured Party hereunder and claims of every nature and description of such Secured Party against Wynn Resorts, in any currency, whether arising hereunder or otherwise, as such Secured Party may elect, whether or not any Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Each Secured Party shall notify Wynn Resorts promptly of any such set-off and the application made by such Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Secured Party under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Secured Party may have.

        6.7. Representations and Warranties. Wynn Resorts hereby represents and warrants as follows: (a) Wynn Resorts has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and under the Parent Security Agreement (if any), (b) the execution, delivery and performance by Wynn Resorts of this Agreement and the Parent Security Agreement (if any) have been duly approved by all necessary corporate action of Wynn Resorts and no other corporate proceedings on the part of Wynn Resorts are necessary to consummate the transactions contemplated by this Agreement and the Parent Security Agreement (if any), (c) this Agreement has been duly executed and delivered by Wynn Resorts, and (d) this Agreement is (and, upon the execution and delivery thereof by Wynn Resorts, the Parent Security Agreement will be) the legal, valid and binding obligations of Wynn Resorts, enforceable against Wynn Resorts in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

        6.8. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

        6.9. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        6.10. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

        6.11. Integration. This Agreement represents the agreement of Wynn Resorts, the Administrative Agent and the other Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein.

        6.12. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

        6.13. Submission to Jurisdiction; Waivers. Wynn Resorts hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Wynn Resorts at its address referred to in Section 6.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

        6.14. Acknowledgments. Wynn Resorts hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement;

          (b) no Secured Party has any fiduciary relationship with or duty to Wynn Resorts arising out of or in connection with this Agreement, and the relationship between Wynn Resorts, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or between Wynn Resorts and the Secured Parties.

        6.15. Releases. At such time as the Loans, the Reimbursement Obligations and the other Obligations shall have been paid in full, the Commitments have been terminated or expired and no Letters of Credit shall be outstanding, this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and Wynn Resorts hereunder shall terminate, all without delivery of any instrument or performance of any act by any party. At the request and sole expense of Wynn Resorts following any such termination, the Administrative Agent shall execute and deliver to Wynn Resorts such documents as Wynn Resorts shall reasonably request to evidence such termination.

        6.16. WAIVER OF JURY TRIAL. WYNN RESORTS AND THE ADMINISTRATIVE AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

        IN WITNESS WHEREOF, each of the undersigned has caused this Parent Guaranty to be duly executed and delivered as of the date first above written.

WYNN RESORTS, LIMITED, a Nevada corporation,
By:	/s/ STEPHEN A. WYNN
Name:	Stephen A. Wynn
Title:	Chief Executive Officer

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent
By:	/s/ LINDA WANG
Name:	Linda Wang
Title:	Vice President

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